UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009 (July 31, 2009)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 1.02.          Termination of a Material Definitive Agreement.

Effective July 31, 2009, the landlord of the real estate that is the subject of a lease dated July 21, 2000, as amended by Amendment to Lease Agreement dated as of August 18, 2008 with respect to property at  50 West Watkins Mill Road, Gaithersburg, MD, (the “Lease”),  released  Ore Pharmaceuticals Inc. (the “Company”) of liability under the Lease from the date of the Release of Further Performance Under Lease entered into by and between 50 West Watkins Mill Road, LLC and the Company as of July 31, 2009 (the “Release”).  The Company had remained primarily liable until January 2011 as tenant under the Lease following the Company’s assignment of the Lease to Ocimum in December 2007 in connection with the Company’s sale to Ocimum of its Genomics business.  In connection with the Release, the Company agreed to the termination of the escrow that had been established in part to secure Ocimum’s payment obligations under the Lease.

A copy of the Release is attached hereto and incorporated herein by reference.

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2009 the Board of Directors (the “Board”) of the Company, acting upon the recommendation of the Corporate Governance and Nominating Committee, elected James W. Fordyce as a director to serve until the annual meeting of shareholders in 2011 and until his successor shall have been elected and qualified. At this time, Mr. Fordyce has not been named to any Board committees.

Upon election to the Board, Mr. Fordyce received a grant of options to purchase 6,000 shares of the Company’s Common Stock, exercisable at the fair market value on the date of grant, pursuant to the Company’s 1997 Non-Employee Directors’ Stock Option Plan. The options are exercisable in four equal annual installments on the anniversary of the date of grant, beginning on July 31, 2010. As a non-employee director, Mr. Fordyce will also receive compensation consisting of an annual retainer of $30,000 payable in quarterly installments and is expected to receive options pursuant to grants made to Directors from time to time pursuant to a plan approved by the shareholders. He is also eligible for reimbursement for his expenses incurred in connection with Board meeting attendance.  The Company and Mr. Fordyce will execute a copy of the Company’s standard form of Indemnification Agreement for officers and Directors.

A copy of the Company’s press release announcing the election of Mr. Fordyce to the Board is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.115	Release of Further Performance Under Lease, effective July 31, 2009, between 50 West Watkins Mill Road, LLC and Registrant.
99.1	Ore Pharmaceuticals Inc. press release, dated August 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	August 6, 2009	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.115	Release of Further Performance Under Lease, effective July 31, 2009, between 50 West Watkins Mill Road, LLC and Registrant.
99.1	Ore Pharmaceuticals Inc. press release, dated August 3, 2009.